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                                                                       EXHIBIT 5

                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE


                                                                 August 4, 1997

                                Time Warner Inc.
                           Time Warner Companies, Inc.

Ladies and Gentlemen:


               We have acted as counsel for Time Warner Companies, Inc., a Delaware corporation (the "Issuer"), and Time Warner Inc., a Delaware corporation (the "Guarantor"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Issuer and the Guarantor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to
(i) the debt securities of the Issuer (the "Debt Securities") and (ii) the guarantee of the Debt Securities by the Guarantor (the "Guarantee"). This Registration Statement also constitutes a Post-Effective Amendment to the Issuer's Registration Statements No. 33-50237 filed with the Commission on June 5, 1995 and No. 333-17171 filed with the Commission on December 3, 1996. The Debt Securities will be issued under an Indenture dated as of January 15, 1993, as amended by one or more supplements thereto (such Indenture, as so supplemented being called the "Indenture"), between the Issuer and The Chase Manhattan Bank (formerly known as Chemical Bank) (the "Trustee"), as Trustee, filed as Exhibit 4.1 to the Issuer's Registration Statement No. 33-57030 with the Commission on January 14, 1993 and incorporated by reference in the Registration Statement.
               In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Restated

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Certificate of Incorporation, as amended, of each of the Issuer and the
Guarantor, (b) the By-laws, as amended, of each of the Issuer and the Guarantor,
(c) the Indenture, (d) the Second Supplemental Indenture dated as of October
10, 1996, among the Issuer, the Guarantor and the Trustee (the "Second Supplemental Indenture"), filed as Exhibit 4.1 to the Issuer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and incorporated by reference in the Registration Statement, (e) the Third Supplemental Indenture dated as of December 31, 1996, among the Issuer, the Guarantor and the Trustee, filed as Exhibit 4.10 to the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1996, (f) the form of the Debt Securities, (g) the resolutions of the Board of Directors of each of the Issuer and the Guarantor authorizing the registration of the Debt Securities and the Guarantee and (h) certain resolutions adopted by the Board of Directors of each of the Issuer and the Guarantor.

               Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of opinion that:

               1. The Issuer is a corporation validly existing and in good standing under the laws of the State of Delaware.

               2.  The Guarantor is a corporation validly
        existing and in good standing under the laws of the State of Delaware.


               3. The Second Supplemental Indenture containing the Guarantee has been duly authorized, executed, authenticated or countersigned and delivered in accordance with the provisions of the Indenture and constitutes legal, valid and binding obligation of the Guarantor, entitled to the benefits of the Indenture and enforceable against the the Guarantor in accordance with its terms.

               The opinion set forth above in paragraph 3 is qualified to the extent we have assumed the due execution and delivery of the Indenture and the Second Supplemental Indenture by the Trustee and by the Issuer and the Guarantor (pursuant, in the case of the Trustee, to appropriate corporate authority).

               Our opinion set forth above in paragraph 3 is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Issuer's and the Guarantor's obligations is also subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               We are aware that we are referred to under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as



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Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Cravath, Swaine & Moore



Time Warner Inc.
Time Warner Companies, Inc.
     75 Rockefeller Plaza
         New York, NY 10019

349A



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